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                                                                    EXHIBIT 23.3

                         [PRICEWATERHOUSECOOPERS LOGO]


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this registration statement of BSB Bancorp, Inc. and BSB Capital Trust I on Form S-4 (Registration Statement) of our report dated January 23, 1998, on our audits of the consolidated financial statements of BSB Bancorp, Inc. as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996, and 1995, which report is included in the Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Selected Consolidated Financial
Data and Other Information."


/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
Syracuse, New York
October 16, 1998